Exhibit 5.1

MEISTER SEELIG & FEIN PLLC

125 PARK AVENUE, 7TH FLOOR

NEW YORK, NEW YORK 10017

TELEPHONE: (212) 655-3500

www.meisterseelig.com

December 29, 2025

The Board of Directors

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

Ladies and Gentlemen:

We have acted as counsel to Agenus Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed offer and sale from time to time by the selling stockholders named in the Registration Statement pursuant to Rule 415 under the Securities Act of 1,318,084 shares of the common stock, $0.01 par value per share, of the Company (the “Common Stock”).

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Meister Seelig & Fein PLLC